EXHIBIT (5)

                            SCHRODER CAPITAL FUNDS II
                          INVESTMENT ADVISORY AGREEMENT


         AGREEMENT made this 27th day of December, 1996, between Schroder Capital Funds II (the "Trust"), a business trust organized under the laws of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101, and Schroder Capital Management International Inc. (the "Adviser"), a corporation organized under the laws of the State of New York with its principal place of business at One State Street, New York, New York.

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended, (the "Act") as an open-end management investment company and is authorized to issue interests (as defined in the Trust's Trust Instrument) in separate series;

         WHEREAS, the Adviser provides investment advice and is registered with the Securities and Exchange Commission (the "SEC") as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is registered with the United Kingdom Investment Management Regulatory Organization ("IMRO");

         WHEREAS, the Trust desires that the Adviser perform investment advisory services for the series listed in Appendix A, (the "Portfolio") and the Adviser is willing to provide those services on the terms and conditions set forth in this Agreement; and

         WHEREAS, the Adviser is willing to render suc investment advisory services to the Portfolio;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

         SECTION 1.  THE TRUST; DELIVERY OF DOCUMENTS

         The Trust is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in its Trust Instrument and Registration Statement filed with the Securities and Exchange Commission (the "Commission") under the Act, as may be supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the Trust's Board of Trustees (the "Board"). The Trust is currently authorized to issue two series of interests, and the Trust is authorized to issue interests in any number of additional series upon approval of the Board. The Trust has delivered to the Adviser copies of the Trust's Trust Instrument and Registration Statement and will from time to time furnish Adviser with any amendments thereof.

         SECTION 2.  INVESTMENT ADVISER; APPOINTMENT

         The Trust hereby employs Adviser, subject to the direction and control of the Board, to manage the investment and reinvestment of the assets in the Portfolio and, without limiting the generality of the foregoing, to provide other services specified in Section 3 hereof.

         SECTION 3.  DUTIES OF THE ADVISER

         (a) The Adviser shall make decisions with respect to all purchases and sales of securities and other investment assets in the Portfolio. To carry out such decisions, the Adviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Portfolio. In all purchases, sales and other transactions in securities for the Portfolio, the Adviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

         (b) The Adviser will report to the Board at each meeting thereof all changes in the Portfolio since the prior report, and will also keep the Board informed of important developments affecting the Trust, the Portfolio and the Adviser, and on its own initiative, will furnish the Board from time to time with such information as the Adviser may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Portfolio's holdings, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Portfolio maintains investments. The Adviser will also furnish the Board with such statistical and analytical information with respect to securities in the Portfolio as the Adviser may believe appropriate or as the Board reasonably may request. In making purchases and sales of securities for the Portfolio, the Adviser will bear in mind the policies set from time to time by the Board as well as the limitations imposed by the Trust's Trust Instrument and Registration Statement under the Act, the limitations in the Act and in the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies and the investment objectives, policies and restrictions of the Portfolio.

         (c) The Adviser will from time to time employ or associate with such persons as the Adviser believes to be particularly fitted to assist in the execution of the Adviser's duties hereunder, the cost of performance of such duties to be borne and paid by the Adviser. No obligation may be incurred on the Trust's behalf in any such respect.

         (d) The Adviser shall maintain records for the Portfolio relating to portfolio transactions and the placing and allocation of brokerage orders as are required to be maintained by the Trust under the Act. The Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Adviser pursuant to this Agreement required to be prepared and maintained by the Trust pursuant to the rules and regulations of any national, state, or local government entity with jurisdiction over the Trust, including the Commission and the Internal Revenue Service. The books and records pertaining to the Trust that are in possession of the Adviser shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during the Adviser's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Adviser to the Trust or the Trust's authorized representatives.

         SECTION 4.  EXPENSES

         The Trust hereby confirms that the Trust shall be responsible and shall assume the obligation for payment of all the Trust's expenses, including: interest charges, taxes, brokerage fees and commissions; certain insurance premiums; fees, interest charges and expenses of the Trust's custodian and transfer agent; telecommunications expenses; auditing, legal and compliance expenses; costs of the Trust's formation and maintaining its existence; costs of preparing the Trust's registration statement, account application forms and interestholder reports and delivering them to existing and prospective interestholders; costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts and of calculating the net asset value of interests in the Trust; costs of reproduction, stationery and supplies; compensation of the Trust's trustees, officers and employees and costs of other personnel performing services for the Trust who are not officers of the Adviser or of Schroder Fund Advisors Inc. or affiliated persons of either; costs of Trust meetings; registration fees and related expenses for registration with the Commission and the securities regulatory authorities of other countries in which the Trust's interests are sold; state securities law registration fees and related expenses; and fees and out-of-pocket expenses payable to Schroder Fund Advisors Inc. under any placement agent, management or similar agreement.

         SECTION 5.  STANDARD OF CARE

         (a) The Trust shall expect of the Adviser, and the Adviser will give the Trust the benefit of, the Adviser's best judgment and efforts in rendering its services to the Trust, and as an inducement to the Adviser's undertaking these services the Adviser shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Adviser against any liability to the Trust or to the Trust's interestholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties hereunder, or by reason of the Adviser's reckless disregard of its obligations and duties hereunder. As used in this
Section 5, the term "Adviser" shall include any affiliates of the Adviser performing services for the Portfolio contemplated hereby and directors, officers and employees of the Adviser as well as the Adviser itself.

         (b) The Adviser shall not be liable for any losses caused by disturbances of its operations by virtue of force majeure, war, riot, or damage caused by nature or due to other events for which the Adviser is not responsible (e.g., strike, lock-out or losses caused by the imposition of foreign exchange controls, expropriation of assets or other acts of domestic or foreign authorities) except under the circumstances provided for in Section 5(a).

         The presence of exculpatory language in this Agreement shall not in any way limit or be deemed by anyone to limit the Trust, the Trustees of the Trust, the Portfolio, the Adviser, or any other party appointed pursuant to this Agreement, including without limitation any custodian, as in any way limiting causes of action and remedies which may, notwithstanding such language, be available to the Trust, the Trustees of the Trust, the Portfolio or any other party appointed pursuant to this Agreement, either under common law or statutory law principles applicable to fiduciary relationships or under the Federal securities laws.

         SECTION 6.  COMPENSATION

         In consideration of the foregoing, the Trust shall pay the Adviser, with respect to the average daily net assets of the Portfolio, a fee at an annual rate as listed in Appendix A hereto. Such fees shall be accrued by the Trust daily and shall be payable monthly in arrears on the first day of each calendar month for services performed hereunder during the prior calendar month.

         SECTION 7.  EFFECTIVENESS, DURATION, AND TERMINATION

         (a) This Agreement shall become effective with respect to the Portfolio immediately upon approval by a majority of the outstanding voting interests of the Portfolio.

         (b) This Agreement shall remain in effect with respect to the Portfolio for a period of two years from the date of its effectiveness and shall continue in effect for successive twelve-month periods (computed from each anniversary date of the approval) with respect to the Portfolio; provided that such continuance is specifically approved at least annually (i) by the Board or by the vote of a majority of the outstanding voting interests of the Portfolio, and, in either case, (ii) by a majority of the Trust's trustees who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust); provided further, however, that if this Agreement or the continuation of this Agreement is not approved as to the Portfolio, the Adviser may continue to render to the Portfolio the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder.

     (c) This Agreement may be terminated with respect to the Portfolio at any time, without the payment of any penalty, (i) by the Board or by a vote of a majority of the outstanding voting interests of the Portfolio on 60 days' written notice to the Adviser or (ii) by the Adviser on 60 days' written notice to the Trust. This agreement shall terminate upon assignment.

         SECTION 8.  ACTIVITIES OF THE ADVISER

         Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Adviser's right, or the right of any of the Adviser's officers, directors or employees who may also be a trustee, officer or employee of the Trust, or persons otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association. It is specifically understood that officers, directors and employees of the Adviser and its affiliates may continue to engage in providing portfolio management services and advice to other investment companies, whether or not registered, and to other investment advisory clients. When other clients of the Adviser desire to purchase or sell a security at the same time such security is purchased or sold for the Portfolio, such purchases and sales will, to the extent feasible, be allocated among the Portfolios and such clients in a manner believed by the Adviser to be equitable to the Portfolio and such clients.

         SECTION 9.  LIMITATION OF INTERESTHOLDER AND TRUSTEE LIABILITY

         The Trustees or officers of the Trust and the interestholders of the Portfolio shall not be liable for any obligations of the Trust or of the Portfolio under this Agreement, and the Adviser agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Portfolio to which the Adviser's rights or claims relate in settlement of such rights or claims, and not to the Trustees or officers of the Trust or the interestholders of the Portfolio.

         SECTION 10. NOTICE

         Any notice or other communication required to be given pursuant to this Agreement shall be in writing or by telex and shall be effective upon receipt. Notices and communications shall be given, if to the Trust, at:

                  Schroder Capital Funds II
                  Two Portland Square
                  Portland, Maine 04101
                  Attention: Thomas G. Sheehan

and if to the Adviser, at:

                  Schroder Capital Management International Inc.
                  787 Seventh Avenue, 29th Floor
                  New York, New York 10019
                  Attention:  Laura Luckyn-Malone

         SECTION 11.  MISCELLANEOUS

         (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the Act, by a vote of a majority of the outstanding voting interests of the Portfolio thereby affected. No amendment to this Agreement or the termination of this Agreement with respect to the Portfolio shall effect this Agreement as it pertains to any other Portfolio.

         (b) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         (c) This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         (d) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (e) This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Delaware.

         (f) The Adviser confirms that the Portfolio is a "Non-private Customer" as defined in the rules of IMRO.

         (g) The terms "vote of a majority of the outstanding voting interests," "interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the Act to the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment," respectively.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                                     SCHRODER CAPITAL FUNDS II


                                                     /S/ Alexandra Poe
                                                     -------------------------
                                                     Alexandra Poe
                                                       Vice President

                                                     SCHRODER CAPITAL MANAGEMENT
                                                     INTERNATIONAL INC.


                                                     /S/ Catherine A. Mazza
                                                     -------------------------
                                                     Catherine A. Mazza
                                                       First Vice President

                            SCHRODER CAPITAL FUNDS II
                          INVESTMENT ADVISORY AGREEMENT

                                   Appendix A


                                                       Annual Fee as a % of
                                                         the Average Daily
Portfolios Of The Trust                              Net Assets Of The Portfolio
-----------------------                              ---------------------------

Schroder International Bond Portfolio                                  0.50%